Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (File Number 333-163271) of our report dated March 5, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting of Ameris Bancorp for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

April 13, 2010